Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE

Contact Information:
ESS Technology, Inc.	Rebecca Mack
Investor Relations	Bergman Mack & Associates
(510) 492-1180	(949) 981-4496
rebecca@bergmanmack.com
ESS Technology, Inc. Announces Receipt of Letters from NASDAQ
     FREMONT, Calif., April 8, 2008—ESS Technology, Inc. (Nasdaq:ESST) previously announced on March 26, 2008 that Mr. Bruce J. Alexander, a member of ESS Technology’s board of directors and audit committee, passed away on March 25, 2008. As a result of Mr. Alexander’s death, ESS Technology’s audit committee currently consists of only two members, Peter T. Mok and Alfred J. Stein. NASDAQ’s Marketplace Rule 4350(d)(2)(A) requires each listed issuer to have an audit committee that consists of at least three independent members, and, as a result, the NASDAQ Listing Qualifications department sent a deficiency letter to ESS Technology informing it that ESS Technology was no longer in compliance with NASDAQ’s audit committee requirement. Under Marketplace Rule 4350, ESS Technology was given until September 22, 2008 to add a third independent member to its audit committee in order to regain compliance. ESS Technology initiated a search to fill that position soon after Mr. Alexander’s death, and expects to make an appointment on or prior to the deadline date, or to not replace Mr. Alexander and instead consummate a merger with Imperium Master Fund, Ltd. (“Imperium”) prior to such deadline date. ESS Technology previously announced that on February 21, 2008, ESS Technology, Echo Technology (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of ESS Technology,

Semiconductor Holding Corporation, a Delaware corporation and wholly owned subsidiary of Imperium, and Echo Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of Imperium entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company is expected to be acquired by an affiliate of Imperium.
     In addition, with respect to the previously disclosed deficiency letter the Company received from The NASDAQ Stock Market, Listing Qualifications department notifying the Company that it had not complied with the requirement to hold its annual shareholders’ meeting in 2007, on April 2, 2008, the Company received a letter from the Nasdaq Office of General Counsel informing the Company that the Nasdaq Hearings Panel has determined to continue listing the Company’s common stock on The Nasdaq Stock Market so long as the Company shall inform the Nasdaq Hearings Panel on or before May 30, 2008 that the Company has solicited proxies and held its 2007 annual shareholders’ meeting. The Company intends to hold its next annual shareholders’ meeting as soon as possible, but cannot guarantee that the meeting will be held on or before May 30, 2008. In light of this uncertainty, the Company intends to appeal the Nasdaq Hearings Panel’s decision to the Nasdaq Listing and Hearing Review Council, although there is no guarantee that this additional appeal process will further stay the delisting.
About ESS Technology
     ESS Technology, Inc. designs and markets high-performance digital video processors for the consumer market.
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the NASDAQ Global Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
     The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the uncertainty associated with the conditions to the closing of our merger transaction with Imperium, and the other risks detailed from time to time in the SEC reports of ESS Technology, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding the closing of our merger transaction with Imperium. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.
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